Exhibit 5.3

July 27, 2023

HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re:	Public Offering of $600,000,000 5.250% Senior Notes due 2028 and $600,000,000 5.350% Senior Notes due 2033 of HEICO Corporation

Ladies and Gentlemen:

We have acted as (i) Arizona counsel to Robertson Fuel Systems, L.L.C., an Arizona limited liability company (“Robertson”), Apex Microtechnology, Inc., an Arizona corporation (“Apex”, and together with Robertson, the “Arizona Opinion Parties”) and (ii) Minnesota counsel to Ironwood Electronics, Inc., a Minnesota corporation (“Ironwood”, and together with the Arizona Opinion Parties, the “Opinion Parties”), subsidiaries of HEICO Corporation, a Florida corporation (the “Company”), in connection with the offering and sale of $600,000,000 5.250% Senior Notes due 2028 (the “5.250% Notes”) and $600,000,000 5.350% Senior Notes due 2033 (the “5.350% Notes” and collectively with the 5.250% Notes, the “Notes”) by the Company and the related guarantees of the Notes by certain subsidiaries of the Company, including the Opinion Parties (the “Note Guarantees” and collectively with the Notes, the “Securities”).

The offering of the Securities will be as set forth in the prospectus dated July 17, 2023, forming a part of the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated July 19, 2023 (the “Preliminary Prospectus Supplement”), and the final prospectus supplement dated July 19, 2023 (the “Final Prospectus Supplement”). The Securities will be issued pursuant to the Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”), in substantially the same form as the form of indenture attached as Exhibit 4.9 to the Registration Statement (the “Final Base Indenture”) and the Supplemental Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and collectively, with the Final Base Indenture, the “Indenture”).

HEICO Corporation

July 27, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(i)	the Indenture and the Note Guarantees;

(ii)	the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement;

(iii)	a Certificate of Good Standing issued by the Arizona Corporation Commission, with respect to Robertson, dated June 29, 2023 as confirmed on July 27, 2023 by Capitol Services through a Registered Entity Information / Status Report (the “Robertson Certificate of Good Standing”);

(iv)	a Certificate of Good Standing issued by the Arizona Corporation Commission, with respect to Apex, dated June 29, 2023 as confirmed on July 27, 2023 by Capitol Services through a Registered Entity Information / Status Report (the “Apex Certificate of Good Standing”);

(v)	a Certificate of Good Standing issued by the Minnesota Secretary of State, with respect to Ironwood, dated June 30, 2023 as confirmed on July 27, 2023 by Capitol Services through a Registered Entity Information / Status Report (the “Ironwood Certificate of Good Standing”);

(vi)	a copy of Robertson’s: (i) Articles of Organization, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Robertson (the “Robertson Articles of Organization”), and (ii) Fourth Amended and Restated Operating Agreement, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Robertson (the “Robertson Operating Agreement”; and together with the Robertson Articles of Organization, the “Robertson Organizational Documents”), in each case as attached to the Certificate to Counsel dated as of the date hereof provided to the undersigned counsel by Carlos L. Macau, Jr., Treasurer of each of the Opinion Parties (the “Certificate to Counsel”);

(vii)	a copy of Apex’s: (i) Articles of Incorporation, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Apex (the “Apex Articles of Incorporation”), and (ii) Bylaws, as certified to us on the date hereof by a duly appointed officer of Apex (the “Apex Bylaws”; and together with the Apex Articles of Incorporation, the “Apex Organizational Documents”), in each case as attached to the Certificate to Counsel;

HEICO Corporation

July 27, 2023

(viii)	a copy of Ironwood’s: (i) Second Amended and Restated Articles of Incorporation, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Ironwood (the “Ironwood Articles of Incorporation”), and (ii) Amended and Restated Bylaws, as certified to us on the date hereof by a duly appointed officer of Ironwood (the “Ironwood Bylaws”; and together with the Ironwood Articles of Incorporation, the “Ironwood Organizational Documents”), in each case as attached to the Certificate to Counsel;

(ix)	certain resolutions adopted by the board of directors or managers, as applicable of the Opinion Parties relating to the Registration Statement, the offering of Securities and related matters certified to us on the date hereof by a duly appointed officer of each Opinion Party (the “Resolutions”);

(x)	the minutes of the Pricing Committee of the Company, dated July 19, 2023, as applicable to the Opinion Parties relating to the Registration Statement, the offering of Securities and related matters certified to us on the date hereof by a duly appointed officer of each Opinion Party (the “Pricing Committee Minutes”); and

(xi)	the Certificate to Counsel.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of each of the Opinion Parties, such agreements, certificates of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In delivering this opinion letter, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement, the Indenture and the Note Guarantees; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement, the Indenture and the Note Guarantees other than the Opinion Parties; (d) the entity power of each party to the Registration Statement, the Indenture and the Note Guarantees (other than the Opinion Parties) to execute, deliver and perform the Registration Statement, the Indenture and the Note Guarantees and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Opinion Parties) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement, the Indenture and the Note Guarantees by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Opinion Parties; (g) the Resolutions and Pricing Committee Minutes have not been modified, amended, revoked or rescinded; and (h) each of (i) the Robertson Organizational Documents, (ii) the Apex Organizational Documents, and (iii) the Ironwood Organizational Documents (collectively, the “Organizational Documents”) have not been modified, amended, revoked or rescinded.

HEICO Corporation

July 27, 2023

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	Based solely on the Robertson Certificate of Good Standing, Robertson is a limited liability company validly organized and in good standing under the laws of the State of Arizona. Based solely on the Apex Certificate of Good Standing, Apex is a corporation validly organized and in good standing under the laws of the State of Arizona. Based solely on the Ironwood Certificate of Good Standing, Ironwood is a corporation validly existing and in good standing under the laws of the State of Minnesota.

2.	Each Opinion Party has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under the Indenture, including the Note Guarantees thereunder, and has taken the required steps to authorize the execution and delivery of the Indenture and the Note Guarantees to which it is a party under (x) the State of Arizona, with respect to each of the Arizona Opinion Parties, and (y) the State of Minnesota, with respect to Ironwood.

This opinion is limited to the laws of the State of Arizona, in the case of the Arizona Opinion Parties, and the State of Minnesota, in the case of Ironwood, each as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

This opinion speaks only as of the date hereof and we assume no obligations to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished to you in connection with the Registration Statement and the offering of the Securities and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance.

HEICO Corporation

July 27, 2023

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Akerman LLP solely in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP
Ballard Spahr LLP